Exhibit 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of New Frontier Media, Inc. and subsidiaries on Form S-8 of our report, dated
May 18, 2001, appearing in the Annual Report on Form 10-K of New Frontier Media, Inc. and subsidiaries for the year ended March 31, 2002.

/s/ Singer Lewak Greenbaum & Goldstein LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 21, 2003